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                                                                   EXHIBIT 10.11

                              SEVERANCE AGREEMENT


         THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into this ___ day of _________________, 1995, by and between Charter One Financial, Inc. (the Company") and its wholly-owned subsidiary, Charter One Bank, F.S.B. (the "Bank"), and _______________ (the "Employee").

         WHEREAS, the Bank will become the successor in interest to First Federal of Michigan ("First Fed") on the Effective Date (as herein defined);

         WHEREAS, on March 10, 1994, the Employee and First Fed entered into an agreement, and on August 17, 1994, entered into the first amendment of such agreement, providing for certain compensation and benefits to the Employee in the event of termination of employment following a change in control of First Fed (as so amended, the "Prior Severance Agreement"); and

         WHEREAS, the boards of directors of the Company and the Bank have approved and authorized the execution of this Agreement with the Employee in consideration of the Employee's agreement to terminate the Prior Severance Agreement;

         NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:


         1.  Definitions.

         The term "Cause" shall mean the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company.

         The term "Date of Termination" shall mean the date on which employment shall have terminated.

         The term "Effective Date" shall mean the date on which the merger of First Fed and the Bank becomes effective.

         The term "Involuntary Termination" shall mean (i) termination of employment of the Employee without Cause such that the Employee is no longer employed by the Bank or any subsidiary thereof; (ii) a reduction in the amount of the Employee's base salary compared to the amount of Employee's base salary as of the Effective Date; (iii) a material adverse change in the Employee's benefits, contingent benefits or vacation, other than as part of an overall
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program applied uniformly and with equitable effect on all senior officers of the Company or the Bank; (iv) a requirement that the Employee perform services principally at a location more than 50 miles from ________________; or (v) a material demotion of the Employee.

         2.  Acknowledgments.

         The parties hereby acknowledge that as of the Effective Date a change in control of First Fed occurs for purposes of the Employee's Prior Severance Agreement but that no event occurs under the Prior Severance Agreement that would entitle the Employee to any of the compensation or benefits provided for in the Prior Severance Agreement. The parties agree that the Prior Severance Agreement shall terminate as of the Effective Date and be replaced by this Agreement. The parties acknowledge that the Company is a party to this Agreement solely for purposes of its obligations, if any, under Section 3(a) of this Agreement.

         3.  Involuntary Termination.

         In the event of Involuntary Termination prior to termination of this
Agreement:

         (a) all options for Company securities held by the Employee as of the Effective Date shall become fully vested and immediately exercisable on the Date of Termination;

         (b) the Bank shall pay to the Employee in a lump sum in cash, subject to customary tax and other withholding, and subject to reduction pursuant to
Section 4 of this Agreement, the sum of (i)__________ dollars
($___________);(1) and (ii) seventeen thousand five hundred dollars ($17,500);
and

         (c) on written request by the Employee within 30 days following the Date of Termination, the Bank shall pay the reasonable fees, not to exceed ten thousand dollars ($10,000) in the aggregate, of Jannotta Bray & Associates, or a similar agency, for the purpose of counselling the Employee concerning employment opportunities.

         4.  Reduction of Compensation and Benefits.

         Notwithstanding any other provision of this Agreement, if the compensation or benefits ("Payments") under this Agreement, together with any other Payments received or to be received by the Employee from the Company (including amounts received from any of the Company's subsidiaries or from any entities acquired by the Company or any of its subsidiaries) would






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     (1)  This amount should be 2.5 times the sum of Employee's annual base salary at the rate in effect immediately prior to the Date of Termination, the Employee's compensation other than base salary and bonus reportable on Form W-2 for the calendar year 1994, and the Employee's deferred salary, bonus or profit-sharing, if any, for the calendar year 1994 not reportable on Form W-2 for such year.

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cause any amount to be nondeductible by the Company or any of its subsidiaries for federal income tax purposes pursuant to Section 280G or any other section of the Internal Revenue Code of 1986, as amended, then the Payments under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize Payments to the Employee without causing any amount to become nondeductible by the Company or any of its subsidiaries.

         5.  Notice of Involuntary Termination.

         In the event that the Employee determines in good faith that he has experienced Involuntary Termination prior to the termination of this Agreement, the Employee shall send a written notice to the Bank, stating the circumstances that constitute such Involuntary Termination and the Date of Termination.

         6.  Termination of this Agreement.

         This Agreement shall terminate on the second anniversary of the Effective Date.

         7.  Attorneys Fees.

         In the event the Bank or any subsidiary thereof purports to terminate the employment of the Employee for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 15 of this Agreement that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Company or the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         8.  Successors and Assigns.

         This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Company and the Bank each shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company or the Bank, as applicable, would be required to perform it if no such succession or assignment had taken place. Failure of the Company or the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company and the Bank pursuant to Section 4 of this Agreement as if Involuntary Termination had occurred. For purposes of implementing the provisions of this
Section 8, the date on which any such succession becomes effective shall be deemed the Date of Termination.





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         This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         9.  Regulatory Provisions.

                 (1) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (the "FDIA"), 12 U.S.C. Section 1818(e)(3) and
(g)(1), the Company's and the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                 (2) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Company and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                 (3) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                 (4) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the
Bank: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                 (5) Prohibited Payments. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

         10.  Notices.

         For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when





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personally delivered or sent by certified mail, return receipt requested,
postage prepaid, to the   Bank at the Bank's home office, to the attention of
the Bank's Chief Executive Officer, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

         11.  Amendments.

         No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

         12.   Headings.

         The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         13.  Severability.

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14.  Governing Law.

         This Agreement shall be governed the laws of the State of [Michigan or Ohio].

         15.  Arbitration.

         Any dispute or controversy arising under or in connection with this Agreement, including but not limited to whether the Employee was properly terminated for Cause, shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect.
Judgment may be entered on the arbitrator's award in any court having jurisdiction.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                             CHARTER ONE FINANCIAL, INC.


Attest:

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Secretary                    By:




                             CHARTER ONE BANK, F.S.B.

Attest:

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Secretary                    By:



                             Employee

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